Exhibit 32.0

          CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
                        OF 2002 (18 U.S.C. SECTION 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of L. B. Foster Company does hereby certify to the best of their knowledge and belief that:

     (1) The quarterly report on Form 10-Q for the quarter ended March 31, 2004, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in this quarterly report on Form 10-Q for the quarter ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of L. B. Foster Company.






Date:    May 10, 2004                       By:/s/Stan L. Hasselbusch
         --------------                     -----------------------------------
                                            Stan L. Hasselbusch
                                            President and
                                            Chief Executive Officer


Date:    May 10, 2004                       By:/s/David J. Russo
         --------------                     -----------------------------------
                                            David J. Russo
                                            Senior Vice President,
                                            Chief Financial Officer and
                                            Treasurer